                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               AIRGATE PCS, INC.

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            (Exact name of registrant as specified in its charter)


              DELAWARE                                58-2422929
     (state of incorporation              (IRS Employer Identification No.)
      or organization)


233 Peachtree Street, N.E., Harris Tower
Suite 1700, Atlanta, Georgia                              30303
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(Address of principal executive offices)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

     Securities Act registration statement file number to which this form relates: 333-79189-02

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                    --------------------------------------
                               (Title of class)
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ITEM 1    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the portion of the prospectus under the heading "Description of Capital Stock," filed as part of the registrant's registration statement on Form S-1, No. 333-79189-02, filed on May 24, 1999, as amended on June 15, 1999, July 9, 1999, August 2, 1999, August 6, 1999, September 17, 1999 and September 23, 1999.

ITEM 2    EXHIBITS

     1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

          (a) Amended and Restated Certificate of Incorporation of AirGate PCS, Inc.

          Incorporated by reference to Exhibit 3.1 to registrant's registration statement on Form S-1, No. 333-79189-02, filed on May 24, 1999, as amended on June 15, 1999, July 9, 1999, August 2, 1999, August 6, 1999, September 17, 1999 and September 23, 1999.

          (b) Amended and Restated Bylaws of AirGate PCS, Inc.

          Incorporated by reference to Exhibit 3.2 to registrant's registration statement on Form S-1, No. 333-79189-02, filed on May 24, 1999, as amended on June 15, 1999, July 9, 1999, August 2, 1999, August 6, 1999, September 17, 1999 and September 23, 1999.

          (c) Specimen of Common Stock Certificate of AirGate PCS, Inc.

          Incorporated by reference to Exhibit 4.1 to registrant's registration statement on Form S-1, No. 333-79189-02 filed on May 24, 1999, as amended on June 15, 1999, July 9, 1999, August 2, 1999, August 6, 1999, September 17, 1999 and September 23, 1999.

          (d) Form of Indenture

          Incorporated by reference to Exhibit 4.5 to registrant's registration statement on Form S-1, No. 333-79189-02, filed on May 24, 1999, as amended on June 15, 1999, July 9, 1999, August 2, 1999, August 6, 1999, September 17, 1999 and September 23, 1999.


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  AIRGATE PCS, INC.



                                       Date:  September 24, 1999


                                       By: /s/ Thomas M. Dougherty
                                           -----------------------
                                           Thomas M. Dougherty
                                           President and Chief Executive Officer